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                                                             Page 17 of 23 pages

                                    EXHIBIT A

     Each of the undersigned hereby agrees that the Schedule 13G filed on the date hereof with respect to the shares of Common Stock of Zany Brainy, Inc. has been filed on behalf of the undersigned.

SIGNATURE:

     Dated February 14, 2000

     Entities:

Oak Investment Partners V, Limited Partnership
Oak Associates V, LLC
Oak V Affiliates Fund, Limited Partnership
Oak V Affiliates
Oak Management Corporation

                                             By:   /s/ Edward F. Glassmeyer
                                                   --------------------------
                                                   Edward F. Glassmeyer, as
                                                   General Partner or
                                                   Managing Member or as
                                                   Attorney-in-fact for the
                                                   above-listed entities

     Individuals:

Bandel L. Carano
Gerald R. Gallagher
Edward F. Glassmeyer
Fredric W. Harman
Ann H. Lamont
Eileen M. More

                                             By:   /s/ Edward F. Glassmeyer
                                                   --------------------------
                                                   Edward F. Glassmeyer,
                                                   Individually and as
                                                   Attorney-in-fact for the
                                                   above-listed individuals